PROMISSORY NOTE

US $5,500,000.00	Lima, Peru
November 14, 2007

FOR VALUE RECEIVED, the undersigned, Stratos Del Peru S.A.C., a Peruvian corporation (“Maker”), promises to pay to the order of New Design Cabinets, Inc., a Nevada corporation (“Holder”), without offset or counterclaim, at Holder’s office located at 9440 Santa Monica Blvd., Suite 401, Beverly Hills, CA 90210, or at such other place as the Holder may designate in writing from time to time, the principal sum of Five Million Five Hundred Thousand Dollars (US $5,500,000) (the “Principal Amount”), together with interest on the unpaid Principal Amount at the rate of four and thirty-nine one hundredths percent (4.39%), compounded annually (the “Interest Rate”); provided that for so long as any amount (whether principal, interest or otherwise) due hereunder is in default, Maker shall pay default interest equal to the Interest Rate plus two percent (2%) per annum, compounded annually, on the entire outstanding Principal Amount and upon all other amounts so in default until such time as the entire outstanding Principal Amount, together with all accrued but unpaid interest, default interest thereon, and any and all other amounts, have been paid and satisfied in full.

The Principal Amount shall be due and payable in full on the earlier of the seventh (7th) anniversary of the date hereof (the “Maturity Date”) or the date of any default by Maker under this Promissory Note. No accrued interest shall be due prior to the fourth (4th) anniversary of the date hereof unless there has been a default by Maker in which case all then accrued and unpaid interest shall be immediately due and payable. On the fourth (4th) anniversary of the date hereof, all accrued and unpaid interest under this Promissory Note shall be added to the Principal Amount and the Principal Amount shall be increased accordingly. Thereafter, Maker shall pay to Holder any and all accrued and unpaid interest owing under this Promissory Note on February 14, May 14, August 14 and November 14 of each year through the Maturity Date, at which time the then outstanding Principal Amount, together with any and all accrued but unpaid interest thereon shall be due and payable. Maker may reduce the interest payments due and payable hereunder by the amount of any taxes required to be deducted by any applicable governmental authority and Maker shall timely pay all such amounts without offset to such governmental authorities.

The Principal Amount payable under this Promissory Note together with all accrued but unpaid interest may be prepaid in whole or in part at any time and from time to time without penalty or premium of any kind. Any payments made under this Promissory Note prior to the Maturity Date shall be applied, at the option of Holder, first to collection costs, if any, then to accrued interest and then to principal.

Notwithstanding anything to the contrary contained in this Promissory Note, the interest rate charged hereunder shall not exceed the maximum rate allowable by applicable law. If the stated interest rate hereunder exceeds the maximum allowable rate, then the interest rate shall be reduced to the maximum allowable rate, and any excess payment of interest made by Maker at any time shall be applied to any unpaid or future payments due to Holder hereunder (or returned to Maker if no such payments are or will become due).

Maker hereby waives presentment, demand, protest and notice of dishonor and protest, and also waives all other exemptions. Maker shall pay to Holder, upon demand, all costs and expenses, including, without limitation, attorneys’ fees and court costs, that may be incurred by Holder in connection with the enforcement of this Promissory Note, whether or not suit or proceeding is filed.

Holder may sell, transfer, pledge, encumber or assign this Promissory Note without the consent of Maker. This Promissory Note shall apply to and bind the successors and assigns of Maker and shall inure to the benefit of Holder, its successors and assigns.

This Promissory Note may not be amended, modified or discharged nor may any provision hereof be waived, orally, by course of dealing or otherwise, unless such amendment, modification, discharge or waiver shall be in writing and duly executed by the Holder. The non-exercise by the Holder of any right or remedy in any particular instance shall not constitute a waiver thereof in that or any other instance. Any provision hereof found to be illegal, invalid or unenforceable for any reason whatsoever shall not affect the validity, legality or enforceability of the remainder hereof.

THIS PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has executed this Promissory Note on the date first written above.

MAKER:

STRATOS DEL PERU S.A.C.,
a Peruvian corporation

By:
Name:	Luis Goyzueta
Title:	Attorney-in-Fact